UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2025

FIRST AMERICAN FINANCIAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34580	26-1911571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way
Santa Ana, California		92707-5913
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (714) 250-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	FAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Director or Certain Officers; Appointment of Certain Officers.

Departure of Chief Executive Officer

On April 15, 2025, First American Financial Corporation (the “Company”) announced that Kenneth D. DeGiorgio ceased to serve as Chief Executive Officer and a member of the Board of Directors of the Company (the “Board”), effective as of April 10, 2025. Mr. DeGiorgio’s employment was terminated without cause.

In connection with his departure, Mr. DeGiorgio is entitled to compensation in his existing employment agreement, dated as of February 18, 2025, between Mr. DeGiorgio and the Company (the “Employment Agreement”), in accordance with and subject to the terms thereof, including the Company’s receipt of an effective release of claims against the Company from Mr. DeGiorgio. The Employment Agreement is filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended 2024, filed with the Securities and Exchange Commission on February 21, 2025.

Appointment of New Chief Executive Officer

On April 15, 2025, the Company announced that the Board promoted Mark E. Seaton to the position of Chief Executive Officer and appointed him as a director of the Company, effective as of April 10, 2025. No other changes were made to his employment arrangement. Since 2013, Mr. Seaton, 47, has served as the Company’s Executive Vice President, Chief Financial Officer. Mr. Seaton does not serve on any committees of the Board.

Mr. Seaton and his immediate family members are not party to any related party transactions for which disclosure would be required pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Seaton and any of the Company’s directors or executive officers and there are no arrangements or understandings with other persons pursuant to which Mr. Seaton was selected as an officer.

Appointment of New Chief Financial Officer

On April 15, 2025, the Company announced that the Board promoted Matthew F. Wajner to the position of Chief Financial Officer, effective as of April 10, 2025. No other changes were made to his employment arrangement. Since 2020, Mr. Wajner, 49, has served as the Company’s Vice President, Treasurer.

Mr. Wajner and his immediate family members are not party to any related party transactions for which disclosure would be required pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Wajner and any of the Company’s directors or executive officers and there are no arrangements or understandings with other persons pursuant to which Mr. Wajner was selected as an officer.

A copy of the press release announcing these changes is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number
99.1	Press Release, dated April 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AMERICAN FINANCIAL CORPORATION

Date:	April 15, 2025	By:	/s/ Lisa W. Cornehl
Name: Lisa W. Cornehl Title: Senior Vice President, Chief Legal Officer